UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2011 (August 5, 2011)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

11 West 42nd Street

New York, New York 10036

(Address of registrant's principal executive office)

Registrant's telephone number, including area code: (212) 461-5200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On August 8, 2011, CIT Group Inc. (“CIT”) issued a press release announcing the appointment of Nelson J. Chai (46) as President of CIT, effective immediately. He has served as Executive Vice President, Chief Administrative Officer, and Head of Strategy since he joined CIT in June 2010. As President, Mr. Chai will maintain his current responsibilities and also assume oversight of CIT’s Corporate Finance and Vendor Finance business segments. He will continue to report directly to John A. Thain, Chairman & Chief Executive Officer. Exhibit 99.1 hereto contains a copy of the press release and is incorporated herein by reference.

     Prior to joining CIT, Mr. Chai served as President Asia-Pacific for Bank of America Inc. from December 2008 to February 2009. From December 2007 to December 2008, Mr. Chai was Executive Vice President and Chief Financial Officer of Merrill Lynch & Co., Inc. From January 2006 to December 2007, Mr. Chai was Executive Vice President and Chief Financial Officer of NYSE Euronext and its predecessor company NYSE Group, Inc. and, from 2005, he was Chief Financial Officer of Archipelago Holdings, a predecessor to NYSE Group, Inc., where he was responsible for the Finance, Strategy, Human Resources and Marketing functions since first joining Archipelago in June 2000. Mr. Chai is a board member of Thermo Fisher Scientific Inc. (NYSE: TMO) and the U.S. Fund for UNICEF.

     Mr. Chai will continue to serve pursuant to his existing Letter Agreement with CIT, dated April 21, 2010, with an annual cash salary of $500,000. Under CIT’s compensation plans, Mr. Chai is eligible for additional performance-based incentive awards from time to time (the “Incentive Awards”). Incentive Awards will be subject to repayment to CIT if certain events occur, including if it is determined that Mr. Chai has taken excessive and unnecessary risk. Mr. Chai is also entitled to benefits consistent with senior executives of CIT and reimbursement of reasonable business expenses. Mr. Chai’s compensation is subject to applicable federal regulations that may be issued and in effect from time to time and he may receive compensation from CIT only to the extent that it is consistent with those regulations.

Section 9 – Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued by CIT Group Inc. on August 8, 2011, announcing the appointment of Nelson J. Chai as President.

Forward-Looking Statements

     This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT's businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

	By:	/s/ Scott T. Parker

Scott T. Parker
Executive Vice President &
Chief Financial Officer

Dated: August 10, 2011